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                                                                    EXHIBIT 99.1





                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-7702) pertaining to the Employee Stock Purchase Plan of Galileo Electro-Optics Corporation of our report dated March 6, 1995, with respect to the financial statements of the Galileo Electro-Optics Corporation Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.




                                                        /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP

Providence, Rhode Island
March 22, 1995